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                                                                     EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement (PEA # 43) on Form N-1A of our report dated December 19, 2003, relating to the financial statements and financial highlights which appears in the October 31, 2003 Annual Report to Shareholders of the Asset Management Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Counsel and Independent Auditors" in such Registration Statement.

                                              /s/ PricewaterhouseCoopers LLP
                                              ----------------------------------
                                              PricewaterhouseCoopers LLP
                                              Columbus, Ohio
                                              February 27, 2004